As filed with the Securities and Exchange Commission on September 15, 2006.

                                                      Registration No. 333-_____

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            JUPITERMEDIA CORPORATION
               (Exact name of issuer as specified in its charter)

            Delaware                                         06-1542480
            --------                                         ----------
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                           23 Old Kings Highway South
                            Darien, Connecticut 06820
                            -------------------------
                    (Address of Principal Executive Offices)

                            Jupitermedia Corporation
                            1999 Stock Incentive Plan

                                 Alan M. Meckler
                                    Chairman
                           and Chief Executive Officer
                            Jupitermedia Corporation
                           23 Old Kings Highway South
                            Darien, Connecticut 06820
                                 (203) 662-2800
                       (Name, address and telephone number,
                   including area code, of agent for service)


                                    COPY TO:
                              Jeffrey R. Poss, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                                            CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Title of                      Amount to be          Proposed maximum       Proposed maximum           Amount of
Securities to be             registered (1)        offering price per     aggregate offering      registration fee
Registered                                              share (2)              price (2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, par
value $0.01 per
share                       2,000,000              $8.635             $17,270,000.00            $1,847.89


-------------------------------

(1) Represents an additional 2,000,000 shares of common stock of Jupitermedia Corporation (the "Common Stock") issuable pursuant to the Jupitermedia Corporation 1999 Stock Incentive Plan. In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Determined solely for calculating the amount of the registration fee, based upon the average of the high and low price of the Common Stock on September 13, 2006 on the Nasdaq Stock Market, pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended.

                                Explanatory Note

     This Registration Statement on Form S-8, which incorporates by reference the Registrant's previous Registration Statements on Form S-8 (Registration Nos. 333-81633, 333-38740 and 333-105480), is being filed by the Registrant solely to register additional securities issuable pursuant to its 1999 Stock Incentive Plan. Accordingly, this Registration Statement consists only of those items required by General Instruction E to Form S-8.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Jupitermedia Corporation, a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's Quarterly Reports of Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, filed pursuant to the Exchange Act;

     (c) The Company's Registration Statements on Form S-8 (Registration Nos. 333-81633, 333-38740 and 333-105480), filed on June 25, 1999, June 7,
          2000 and May 22, 2003, respectively, pursuant to the Securities Act of 1933, as amended (the "Securities Act");

     (d) The Company's Current Reports on Form 8-K, filed on March 13, 2006, March 31, 2006, May 11, 2006 and August 10, 2006, respectively, pursuant to the Exchange Act; and

     (e) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), incorporated by reference into the Company's Registration Statement on Form 8-A, filed on June 16, 1999 pursuant to the Exchange Act, contained in the Company's Registration Statement on Form S-1 (Registration No. 333-91853), filed on December 1, 1999, pursuant to the Securities Act, as amended by Amendment Nos. 1 and 2, filed on January 11, 2000 and January 21, 2000, respectively, pursuant to the Securities Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.   EXHIBITS

Exhibit No.                     Description of Exhibits
-----------                     -----------------------

     4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004, File No. 333-76331).

     4.2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 4.2 to the Company's Amendment No. 1 to the Company's Registration Statement on Form S-3, filed on April 12, 2004, File No. 333-76331).

      5 Opinion of Willkie Farr & Gallagher LLP regarding the legality of the securities being registered.

     23.1   Consent of Deloitte & Touche LLP.

     23.2   Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5).

      24    Power of Attorney (reference is made to the signature page).


Item 9.   UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Darien, State of Connecticut, on this 15th day of September, 2006.

                                             JUPITERMEDIA CORPORATION



                                             By: /s/ Christopher S. Cardell
                                                 -------------------------------
                                                 Christopher S. Cardell
                                                 President and Chief
                                                 Operating Officer

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of Jupitermedia Corporation hereby severally constitutes and appoints Alan M. Meckler as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                       Title                       Date
        ---------                       -----                       ----

/s/ Alan M. Meckler          Chairman of the Board and      September 13, 2006
---------------------------  Chief Executive Officer
Alan M. Meckler              (Principal Executive Officer)

/s/ Christopher S. Cardell   President, Chief Operating     September 13, 2006
---------------------------  Officer and Director
Christopher S. Cardell

/s/ Christopher J. Baudouin  Executive Vice President and   September 13, 2006
---------------------------  Chief Financial Officer
Christopher J. Baudouin      (Principal Financial and
                             Accounting Officer)

/s/ Gilbert F. Bach          Director                       September 13, 2006
---------------------------
Gilbert F. Bach

/s/ Michael J. Davies        Director                       September 13, 2006
---------------------------
Michael J. Davies

/s/ William A. Shutzer       Director                       September 13, 2006
---------------------------
William A. Shutzer

/s/ John R. Patrick          Director                       September 13, 2006
---------------------------
John R. Patrick

                                  EXHIBIT INDEX

Exhibit No.                     Description of Exhibits
-----------                     -----------------------

   4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004, File No. 333-76331).

   4.2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 4.2 to the Company's Amendment No. 1 to the Company's Registration Statement on Form S-3, filed on April 12, 2004, File No. 333-76331).

    5 Opinion of Willkie Farr & Gallagher LLP regarding the legality of the securities being registered.

   23.1     Consent of Deloitte & Touche LLP.

   23.2     Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5).

    24      Power of Attorney (reference is made to the signature page).